                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement              [ ]  Confidential, for Use of the
                                                  Commission Only (as permitted
[x] Definitive Proxy Statement                    by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 204.14a-12

                             GENZYME CORPORATION
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             GENZYME CORPORATION
                -----------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
         5) Total fee paid:
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[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
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
                              GENZYME CORPORATION

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 252-7500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The annual meeting of the stockholders of Genzyme Corporation, a Massachusetts corporation, will be held at the Doubletree Guest Quarters Suite Hotel, 400 Soldiers Field Road, Boston, Massachusetts, at 2:00 p.m. on Thursday, May 18, 1995 for the following purposes:

         1.      To elect two directors of the Company.

         2. To vote on a proposed amendment to the Company's 1990 Equity Incentive Plan that would increase the number of shares of General Division Common Stock covered by the Plan from 6,500,000 to 7,600,000.

         3. To vote on a proposed amendment to the Company's 1990 Equity Incentive Plan that would limit the number of shares subject to options or stock appreciation rights that may be granted under the Plan to any individual within any fiscal year to 200,000 shares of General Division Common Stock and 300,000 shares of Tissue Repair Division Common Stock.

         4. To vote on a proposed amendment to the Company's 1990 Equity Incentive Plan that would prohibit the granting of nonstatutory options at any price below the fair market value of the underlying stock on the date of grant.

         5. To vote on a proposed amendment to the Company's 1990 Employee Stock Purchase Plan that would increase the number of shares of Tissue Repair Division Common Stock covered by the Plan from 200,000 to 600,000.

         6. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on March 30, 1995 will be entitled to vote at the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                             By order of the Board of Directors,

                                             Peter Wirth
                                             Clerk

Dated:  April 13, 1995

                              GENZYME CORPORATION

               One Kendall Square, Cambridge, Massachusetts 02139
                            Telephone (617) 252-7500

                                _______________

                                Proxy Statement

                              GENERAL INFORMATION

         The enclosed proxy is solicited on behalf of the Board of Directors of Genzyme Corporation (the "Company" or "Genzyme") for use at the annual meeting of stockholders to be held on Thursday, May 18, 1995, and at any adjournments thereof.

         The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Clerk of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the directors nominated by the Board of Directors, to approve the proposed amendments to the 1990 Equity Incentive Plan and to approve the proposed amendment to the 1990 Employee Stock Purchase Plan.

         On March 30, 1995, the Company had outstanding 26,735,290 shares of General Division Common Stock, $.01 par value (the "General Division Stock") and 8,483,419 shares of Tissue Repair Division Common Stock, $.01 par value (the "TR Stock"), which are its only outstanding classes of voting stock. The holders of General Division Stock and TR Stock will vote together as a single class of stock on all matters that will be presented for consideration at the meeting. Each share of General Division Stock entitles the holder thereof to one vote and each share of TR Stock entitles the holder thereof to .29 votes. Only stockholders of record at the close of business on March 30, 1995 will be entitled to vote at the meeting. A majority in interest of the outstanding General Division Stock and TR Stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business.

         The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 13, 1995.


Dated:   April 13, 1995

                                SHARE OWNERSHIP

         The following table and footnotes set forth certain information regarding the ownership of the Company's General Division Stock and TR Stock, and the common stock of Genzyme Transgenics Corporation ("GTC") and IG
Laboratories, Inc. ("IG Labs"), two subsidiaries of the Company, as of April 1,
1995 by (i) persons known by the Company to be beneficial owners of more than 5% of its General Division Stock or TR Stock, (ii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, (iii) each director of the Company, and (iv) all current executive officers and directors of the Company as a group:

                                                                             Number of Shares
        Beneficial Owner                                               Beneficially Owned (1)
        ---------- -----
                                                                       Shares           Percent
                                                                       ------           -------
State of Wisconsin Investment Board (2)
    General Division Stock  . . . . . . . . . . . . . . . . . . .   1,396,000             5.22
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .     776,189              *
Henri A. Termeer (3)
    General Division Stock  . . . . . . . . . . . . . . . . . . .     388,618             1.43
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .      75,661              *
Alan E. Smith (4)
    General Division Stock  . . . . . . . . . . . . . . . . . . .      68,206              *
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .      12,206
Gregory D. Phelps (5)
    General Division Stock  . . . . . . . . . . . . . . . . . . .      42,924              *
    TR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23,873
Elliott D. Hillback, Jr (6)
    General Division Stock  . . . . . . . . . . . . . . . . . . .      67,994              *
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .      10,662
Geoffrey F. Cox (7)
    General Division Stock  . . . . . . . . . . . . . . . . . . .      75,461              *
    TR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13,180
Henry E. Blair (8)
    General Division Stock  . . . . . . . . . . . . . . . . . . .      29,300              *
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .       8,955
Robert J. Carpenter (9)
    General Division Stock  . . . . . . . . . . . . . . . . . . .       9,679              *
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .      23,446
Charles L. Cooney (10)
    General Division Stock  . . . . . . . . . . . . . . . . . . .      17,925              *
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .       7,419
Constantine E. Anagnostopoulos (11)
    General Division Stock  . . . . . . . . . . . . . . . . . . .      16,000              *
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .       7,160

Henry R. Lewis (12)
    General Division Stock  . . . . . . . . . . . . . . . . . . .      13,200               *
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .       6,620
Douglas A. Berthiaume (13)
    General Division Stock  . . . . . . . . . . . . . . . . . . .      14,250               *
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .       6,923
All current executive officers and
    directors as a group (20 persons) (14)
    General Division Stock  . . . . . . . . . . . . . . . . . . .   1,197,873              4.30
    TR Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .     285,000              3.27
- --------------------

* Indicates less than 1%

        (1)   Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table.  Shares acquired for the account of any officer under the Genzyme 1990 Employee Stock Purchase Plan and Corporation Retirement Savings Plan after December 31, 1994 are not included in the table.

        (2)   The State of Wisconsin Investment Board ("SWIB") is a government agency which manages public pension funds.  SWIB retains sole voting and dispositive power for all of the shares shown.  The foregoing information regarding SWIB is based on information supplied to the Company by SWIB.

        (3)   The stock beneficially owned by Mr. Termeer includes 371,250 and 63,318 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 3,300 and 445 shares of
General Division Stock and TR Stock, respectively, subject to currently exercisable warrants.  In addition, Mr. Termeer owns 9,500 shares of GTC common stock.

        (4)   The stock beneficially owned by Dr. Smith includes 62,483 and 11,435 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995.  In addition, Dr. Smith holds options to purchase 6,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1995.

        (5)   The stock beneficially owned by Mr. Phelps includes 38,633 and 12,715 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 2,500 and 337 shares of
General Division Stock and TR Stock, respectively, subject to currently exercisable warrants.  In addition, Mr. Phelps holds options to purchase 6,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1995.

        (6)   The stock beneficially owned by Mr. Hillback includes 63,283 and 10,043 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995. Also included are 84 and 11 shares of General Division Stock and TR Stock, respectively, and currently exercisable warrants to purchase 600 and 81 shares of
General Division Stock and TR Stock, respectively, held by Mr. Hillback's wife for her own account.  In addition, Mr. Hillback's wife holds 168 and 22 shares of General Division Stock and TR Stock, respectively, as custodian for their children.  Mr. Hillback also owns 10,000 shares of IG Labs common stock and holds options to purchase 4,250 shares of IG Labs common stock that are exercisable within the 60-day period following April 1, 1995.  Mr. Hillback's wife holds


500 shares of IG Labs common stock as custodian for one of their children. Mr. Hillback disclaims beneficial ownership of all shares held by his wife.

   (7) The stock beneficially owned by Dr. Cox includes 72,183 and 12,744 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 2,897 and 389 shares of General Division Stock and TR Stock, respectively, held jointly with his wife.

   (8) The stock beneficially owned by Mr. Blair includes 6,000 and 5,810 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995. In addition, Mr. Blair owns 1,000 shares of GTC common stock and holds options to purchase 6,000 shares of GTC common stock that are exercisable within the 60-day period following April 1, 1995.

   (9) The stock beneficially owned by Mr. Carpenter includes 1,600 and 5,616 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 1,000 and 135 shares of General Division Stock and TR Stock, respectively, subject to currently exercisable warrants. Also included are 246 and 33 shares of General Division Stock and TR Stock, respectively, and 1,000 and 135 shares of General Division Stock and TR Stock, respectively, subject to currently exercisable warrants held by his wife. Mr. Carpenter disclaims beneficial ownership of all shares held by his wife. In addition, Mr. Carpenter holds options to purchase 4,000 shares of IG Labs common stock that are exercisable within the 60- day period following April 1, 1995.

   (10) The stock beneficially owned by Dr. Cooney includes 6,000 and 5,810 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995 and 11,925 and 1,609 shares of General Division Stock and TR Stock, respectively, held jointly with his wife. Dr. Cooney also owns 1,000 shares of IG Labs common stock held jointly with his wife. Dr. Cooney's wife owns 500 shares of IG Labs common stock of which Dr. Cooney disclaims beneficial ownership. In addition, Dr. Cooney holds 2,000 shares of GTC common stock held jointly with his wife.

   (11) The stock beneficially owned by Dr. Anagnostopoulos consists of 16,000 and 7,160 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995.

   (12) The stock beneficially owned by Mr. Lewis includes 16,000 and 6,620 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995.

   (13) The stock beneficially owned by Mr. Berthiaume includes 14,000 and 6,890 shares of General Division Stock and TR Stock, respectively, subject to stock options exercisable within the 60-day period following April 1, 1995.

   (14) Includes 1,095,504 and 234,684 shares of General Division Stock and TR Stock, respectively, that are subject to outstanding stock options exercisable within the 60-day period following April 1, 1995 and 9,200 and 1,322 shares of General Division Stock and TR Stock, respectively, subject to currently exercisable warrants. Also includes 20,400 and 2,833 shares of General Division Stock and TR Stock, respectively, held jointly by officers and directors of the Company with their respective spouses. Also includes 330 and 44 shares of General Division Stock and TR Stock, respectively, and currently exercisable warrants to purchase 1,600 and 81 shares of General Division Stock and TR Stock, respectively, held by the spouses of officers, and 2,571 and 343 shares of General Division Stock and TR Stock, respectively, held by the spouses of officers for the benefit of the children of such officers. All such shares subject to warrants and stock options are treated as outstanding for the purpose of computing the stated percentage.

         The Company's officers and directors as a group own beneficially an aggregate of 47,350 shares of common stock, less than 1% of the shares outstanding, of IG Labs, including 8,250 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 1,100 shares of common stock owned jointly by directors and officers and their spouses, 500 shares owned by the spouse of a director and 500 shares held by the spouse of an officer for the benefit of their minor child.

         The Company's officers and directors as a group own beneficially an aggregate of 30,500 shares of common stock, less than 1% of the shares outstanding, of GTC, including 18,000 shares subject to stock options exercisable within the 60-day period following April 1, 1995 and 2,000 shares held jointly by an officer and his spouse.


                             ELECTION OF DIRECTORS

         The Board of Directors has fixed the number of directors at seven for the coming year. Pursuant to the Company's Articles of Organization, the Board of Directors of the Company is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of one class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's stockholders.

         As a condition to the closing of the acquisition of BioSurface Technology, Inc., Robert J. Carpenter was appointed to the Genzyme Board of Directors and the Audit Committee of the Genzyme Board of Directors, with a term commencing on December 16, 1994, the effective date of the acquisition, and ending at the 1996 annual meeting of stockholders of Genzyme.

         At the annual meeting of stockholders to be held on May 18, 1995, two directors will be elected to hold office for three years and until their successors are elected and qualified. Douglas A. Berthiaume and Henry E. Blair have been nominated for re- election to a term of office expiring in 1998, and each has consented to serve if elected. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.

         Pursuant to the Company's by-laws, directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer, is barred by applicable rules from exercising discretionary authority to vote on the matter, and so indicates on the proxy.


        The following table contains certain information about the nominees for directors and each other person whose term of office as a director will continue after the meeting.

                                                                                                                           Present
                                                     Business Experience During Past Five                   Director        Term
            Name and Age                                Years and Other Directorships                         Since        Expires
            ---- --- ---                                ----- --- ----- -------------                         -----        -------
  Henri A. Termeer                    Mr. Termeer has served as  President of the Company  since October      1983           1997
  Age: 49                             1983, Chief Executive Officer since December 1985 and Chairman  of
                                      the Board since  May 1988.   For ten  years prior  to joining  the
                                      Company,  Mr. Termeer  worked  for Baxter  Travenol  Laboratories,
                                      Inc., a manufacturer of human  health care products.   Mr. Termeer
                                      is  Chairman  of  the  Boards of  IG  Laboratories,  Inc., Genzyme
                                      Transgenics Corporation and  Neozyme II Corporation.   Mr. Termeer
                                      is  also a  director  of Abiomed,  Inc.,  AutoImmune Inc.,  Xenova
                                      Ltd.,  and  Lotus   Development  Corporation  and  a   trustee  of
                                      Hambrecht & Quist  Healthcare Investors and  of Hambrecht &  Quist
                                      Life Sciences Investors.

 *Henry E. Blair                      Mr.  Blair  is  a  consultant   to  several  companies,  including      1981          1995
  Age: 51                             Genzyme.    Prior to  January  1990,  Mr.  Blair  was Senior  Vice
                                      President, Scientific Affairs of Genzyme.   Before joining Genzyme
                                      in  1981,  he was  Associate Director  of  the New  England Enzyme
                                      Center at Tufts University School of Medicine.   Mr. Blair is also
                                      a director of  Genzyme Transgenics Corporation, Dynagen,  Inc. and
                                      Celtrix Pharmaceuticals, Inc.

  Charles L. Cooney                   Dr. Cooney is a  Professor of Chemical and Biochemical Engineering      1983          1996
  Age: 50                             and Co-Director of  the Program on the Pharmaceutical  Industry at
                                      Massachusetts Institute of Technology.  Dr. Cooney joined  the MIT faculty as an Assistant Professor  in 1970 and became  a Professor
                                      in  1982.   Dr.  Cooney  is  also  a  principal of  BioInformation
                                      Associates, Inc., a consulting company.

  Constantine E.                      Dr.  Anagnostopoulos  is  Managing  General  Partner  of   Gateway      1986          1996
  Anagnostopoulos                     Associates,  which  is  the general  partner  of  Gateway  Venture
  Age: 72                             Partners III, L.P.,  a venture capital partnership.   From January
                                      1986  to  April  1987, Dr.  Anagnostopoulos  was  a consultant  to
                                      Monsanto  Company,  a  producer   of  pharmaceuticals,  chemicals,
                                      plastics and  textiles, and to  Alafi Capital,  a venture  capital
                                      firm.    From 1982  through  1985,  he  served  as Corporate  Vice
                                      President of Monsanto Company.

                                                                                                                           Present
                                                     Business Experience During Past Five                   Director        Term
            Name and Age                                Years and Other Directorships                         Since        Expires
            ------------                           ---------------------------------------                  ---------      -------
  Henry R. Lewis                      Mr. Lewis is  a consultant to  several companies  and Chairman  of      1987          1997
  Age: 69                             the Board  of Delphax Systems,  a manufacturer of  high speed non-
                                      impact printers,  and a member of the Board of Protein Engineering
                                      Corporation, a pharmaceutical  discovery and development  company.
                                      From 1986  to February 1991,  Mr. Lewis  was the Vice  Chairman of
                                      the Board  of Dennison Manufacturing  Company, a manufacturer  and distributor of products  for the stationery, technical  paper, and
                                      industrial and retail  systems markets.   From 1982  to 1986,  Mr.
                                      Lewis was a Senior Vice President of Dennison.
 *Douglas A.                          Mr. Berthiaume is  a  director,  President, and  Chief  Executive      1988          1995
  Berthiaume                          Officer of Waters  Corporation, a high technology  manufacturer of
  Age: 46                             products used for  analysis and purification, formerly  a division
                                      of Millipore Corporation.   From May 1991 to  August 1994, he  was
                                      President  of the  Waters Division  of  Millipore Corporation  and
                                      from 1988 to  1991, he was  Chief Financial  Officer of  Millipore
                                      Corporation.

 Robert J.                            Mr. Carpenter is  Chairman of the Board of GelTex Pharmaceuticals,      1994          1996
 Carpenter                            Inc., a privately  held pharmaceutical  development company  which
 Age: 50                              he co-founded  in November 1991  and where he  served as President
                                      and Chief Executive  Officer until May  1993.   Mr. Carpenter  was
                                      Chairman of the Board,  President, and Chief Executive  Officer of
                                      Integrated  Genetics, Inc.,  a biotechnology  company  that merged
                                      with  Genzyme in 1989.   Following the merger  and until 1991, Mr.
                                      Carpenter  was Executive  Vice  President  of Genzyme,  and  Chief
                                      Executive Officer and  Chairman of the  Board of IG  Laboratories,
                                      Inc., a biotechnology  company and a majority-owned  subsidiary of
                                      Genzyme.   Mr. Carpenter  is   presently   a   director  of   Apex
                                      BioSciences,  Inc.,  Neozyme II  Corporation and  IG Laboratories,
                                      Inc.
- ------------------------

*  Nominee for election as director

         The Board of Directors held seven meetings during 1994, and each director attended at least 75% of the aggregate of all meetings of the Board and all committees of the Board on which he served, except for Mr. Berthiaume who attended 64% of all such meetings.

         The Company has standing Audit and Compensation Committees of the Board of Directors but does not have a Nominating Committee. The Audit Committee, which consisted of Messrs. Lewis (Chairman), Anagnostopoulos and Berthiaume until December 16, 1994, held four meetings in 1994. As of December 16, in connection with the Company's acquisition of BioSurface Technology, Inc., Mr. Carpenter was appointed to the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by assuring that the financial information which will be provided to the stockholders and others is reliable and that the systems of control which management has established effectively safeguard the assets of the Company. The committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

DIRECTOR COMPENSATION

         Director Fees. Directors who are not employees of the Company, other than Mr. Blair, receive a quarterly retainer of $5,000.

         Consulting Agreement. Since January 1, 1990, the Company has entered into an annual consulting agreement with Mr. Blair under which he provides consulting services to the Company for a minimum of 50 and a maximum of 100 days during the year for an annual fee of $100,000. The agreement has been renewed for 1995.

         1988 Director Stock Option Plan. All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the 1988 Director Stock Option Plan. Options under the Plan are automatically granted once a year at the annual meeting of the stockholders of the Company to Eligible Directors elected or reelected at the meeting. Each such Eligible Director receives, for each year of the term of office to which he is elected, an option to purchase (i) 1,600 shares of General Division Stock and (ii) a number of shares of TR Stock equal to 400 times a fraction, the numerator of which is the fair market value of the General Division Stock and the denominator of which is the fair market value of the TR Stock on the date of such grant, with the fair market value for the General Division Stock and the TR Stock equal to the last sale price for the General Division Stock and the TR Stock, respectively, on the date of grant of such options. In addition, upon the election of an Eligible Director under the Plan other than at an annual meeting of stockholders (whether by the Board of Directors or the stockholders and whether to fill a vacancy or otherwise), such Director is automatically granted options to purchase the number of shares of General Division Stock and TR Stock described in the preceding sentence for each year or portion thereof of the term of office to which he or she is elected.

         Options granted under this Plan at an annual meeting of stockholders become exercisable with respect to one-third of the total number of shares of General Division Stock and TR Stock on the date of each annual meeting of stockholders following their date of grant, if and only if the option holder is a member of the Board of Directors of the Company at the opening of business on that date. Options granted under the Plan have a term of ten years from their date of grant and an exercise price equal to the fair market value of the class of common stock with respect to which the option is exercisable.

         On December 16, 1994, the effective date of the Company's acquisition of BioSurface Technology, Inc., options to purchase 5,000 shares of TR Stock were granted automatically under the terms of the plan to each Eligible Director. These options became exercisable immediately.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report set forth below describes the Company's compensation policies applicable to executive officers and the Compensation Committee's bases for Mr. Termeer's compensation as Chief Executive Officer during 1994. The following graph shows a comparison of cumulative total shareholder returns for the Company's former single class of common stock which has been redesignated as the General Division Stock, to that of the S&P 500 Composite Index and the Coopers & Lybrand Biotech Index. No comparable graph is shown for the Company's TR Stock because such class has only been trading since December 16, 1994.


             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
              GENZYME CORPORATION GENERAL DIVISION STOCK (1), S&P 500 INDEX,
                  AND THE COOPERS & LYBRAND BIOTECH INDEX (2)

                                12/31/89    12/31/90   12/31/91   12/31/92    12/31/93  12/31/94

Genzyme Corporation                $100       $197      $405        $312       $190       $217
S&P 500                            $100       $ 93      $118        $123       $132       $130
Coopers & Lybrand Biotech Index    $100       $152      $274        $451       $446       $405
________________

(1)      On December 16, 1994, the Company's Articles of Organization were amended to redesignate the Company's existing common stock as General Division Common Stock (the "General Division Stock") and to create a new class of common stock designated Tissue
Repair Division Common Stock (the "TR Stock").  On December 23, 1994, the Company made a pro rata distribution to all holders of
General Division Stock as of the close of business on December 16, 1994 equal to .135 of one share of TR Stock for each share of
General Division Stock.  The graph depicts the cumulative returns calculated on an annual basis on $100 invested in the Company's former single class of common stock, the S&P 500 Index and the Coopers & Lybrand Biotech Index on January 1, 1990, with all dividends, including the TR Stock dividend, being reinvested.

(2)      During 1994, the CooperScott Biotech Index, which was used in the Company's prior proxy statements, was renamed the
Coopers & Lybrand Biotech Index.  In addition, the start date for the index was changed from December 31, 1984 to December 31, 1986 and the index was recalculated and restated by Coopers & Lybrand L.L.P. to reflect the performance of the common stock of the companies that comprised the index as of December 31, 1994.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors determines the compensation to be paid to all executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table set forth below. The Committee also administers the Company's equity incentive plan, including the grant of stock options under the plan. The Compensation Committee met six times in 1994 and is currently composed of Messrs. Cooney (Chairman), Anagnostopoulos and Lewis.

         The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of the Company by maintaining a competitive salary structure as compared with other biotechnology companies and by aligning compensation with the achievement of business objectives and individual and corporate performance.

         The Company's executive compensation package is composed of three elements: base salary, annual incentive bonuses based on corporate and individual performance and initial, annual and other periodic special grants of stock options under the Company's equity incentive plan. For 1994, the Committee sought to achieve a total salary, bonus and stock option package for each officer that is above the 50th percentile (and between the 75th and 90th percentile for the Chief Executive Officer) of the total compensation paid to officers in comparable positions at other companies in the biotechnology industry.

         Section 162(m) of the Internal Revenue Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1,000,000 to a covered executive in any year cannot be deducted. Certain performance based compensation that has been approved by stockholders is not subject to the limit. The Company is submitting for a vote of the stockholders at the annual meeting an amendment to the Company's equity incentive plan to maximize the deductibility of certain awards under such plan. The Committee will consider other ways to maximize the deductibility of executive compensation, while retaining the discretion to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent without regard to deductibility.

         Base Salary. For 1994, the Chief Executive Officer recommended the base salary amount for each officer other than himself based on his assessment of the officer's individual performance. The Committee evaluated and approved the recommendation in light of the Company's analysis of compensation data gathered from three surveys prepared by independent compensation consultants. Two of the three independent surveys focused on biotechnology companies generally and the third focused on health industry manufacturing companies with revenues comparable to the Company's.

         Base salary ranges were established for each officer based on the survey information for comparable executive positions. The performance of the companies surveyed was not considered by the Committee. Nor did the Committee seek to set each officer's salary at the same percentile within the range. Rather, the Committee evaluated the Chief Executive Officer's recommendation regarding each officer's base salary in light of the range established for the officer's position, taking into account the officer's tenure in the position and the Committee's subjective assessment of individual performance. For 1994, the officers' base salaries ranged from the second to the third quartile of the ranges developed from the survey data.

         In fixing Mr. Termeer's base salary for 1994, the Committee considered chief executive officer compensation data contained in the two independent surveys of biotechnology companies used in setting the base salaries for the other officers and one additional survey prepared by the Company of total cash compensation paid to the chief executive officers of the ten biotechnology companies that the Company considers to be its closest peers. The companies in the peer group survey are all included in the Coopers & Lybrand Biotech Index shown in the performance graph above. The Committee fixed Mr. Termeer's 1994 base salary at the 68th percentile of the range established by the survey data based on the same factors considered in setting the base salaries for the other officers. In addition, the Committee considered several quantitative and qualitative corporate performance measures. The Company increased its total revenues from 1992 to 1993 and made significant scientific and clinical progress in several of its product development programs, including completion of the first successful clinical trial of a gene therapy for cystic fibrosis, completion of clinical trials of the Company's Thyrogen(R) hormone product and the filing of an application for marketing approval of a recombinant version of Ceredase(R) enzyme for the treatment of Gaucher disease. The Company made certain strategic acquisitions in Europe, continued construction of additional manufacturing capacity and expanded its Therapeutics division into a worldwide unit, thus positioning the Company to launch and market its products on a global basis.

         Incentive Bonuses. A significant portion of the direct pay of executive officers consists of annual incentive bonuses. A bonus target was established for each officer prior to the beginning of 1994 using the same survey data considered in setting base salaries. As with base salaries, the bonus targets were recommended by the Chief Executive Officer for all officers other than himself and the Committee evaluated and approved the targets in light of the appropriate percentile of the salary ranges determined for each officer, taking into account the Committee's goal stated above for the total compensation package paid to Company officers.

         The bonus targets included both a corporate performance component and an individual performance component. The corporate performance component of the annual bonus was payable at the discretion of the Compensation Committee based on the extent to which the Company achieved the operating income goals approved by the Board of Directors in connection with setting the 1994 annual budget. The individual performance component was payable at the discretion of the Chief Executive Officer based on his evaluation of the executive officer's qualitative performance for the year.

         For the Company's executive officers other than Mr. Termeer, the 1994 combined bonus targets represented from 39% to 65% of base salary with the amount payable based on corporate performance ranging from one-third to one-half of the total amount payable. Mr. Termeer's 1994 bonus target was set at 73% of his base salary, reflecting the Committee's belief that a greater portion of the Chief Executive Officer's cash compensation should be tied to performance. Approximately two-thirds of Mr. Termeer's bonus target was payable based on individual performance and one-third was payable based on corporate performance.

         For 1994, the Company achieved approximately 96% of budgeted operating income after taking into account certain adjustments deemed appropriate by the Committee and therefore, each officer received 90% of his targeted corporate bonus under the formula previously established by the Committee. The Committee awarded Mr. Termeer approximately 115% of his targeted individual bonus based on several achievements during the year that the Committee believes have the potential to transform the business of the Company in both the short and long term. First, the Company received FDA marketing approval for Cerezyme(TM) enzyme, the recombinant form of Ceredase(R), while increasing supplies of Ceredase(R) enzyme in a challenging manufacturing environment. Second, in February 1995 the Company reported successful results from a pivotal clinical trial of its HAL-F bioresorbable membrane, a product with a sales potential greater than Ceredase(R)/Cerezyme(TM). The planned introduction of this product in 1995 and 1996 should diversify the Company's product portfolio and ultimately reduce its dependence on Ceredase(R)/Cerezyme(TM) enzyme sales. Finally, through a corporate partnering arrangement and an acquisition, the Company established a leading position in the field of tissue repair. The Company's Tissue Repair Division has one product on the market, one that will be launched on a limited basis in 1995 and several more in various stages of clinical development.

         Stock Options. Annual stock option awards were made to executive officers in May 1994, the same time that stock option awards were made to all other employees of the Company. At that time, the Company had only one class of common stock authorized to be issued. Mr. Termeer was granted options to purchase 30,000 shares and each other officer was granted options to purchase 8,500 shares. The size of each officer's award for 1994 was determined based on an analysis of the present value (using the Black-Scholes option valuation model) of option grants by other companies in the biotechnology industry to employees at comparable salary levels to the Company's officers, taking into account the Committee's goal stated above for the total compensation package paid to each officer. The number of options previously granted to each officer was not specifically considered by the Committee.

         In August 1994, in connection with the Company's proposed acquisition of BioSurface Technology, Inc., the Committee granted options to purchase a new class of the Company's common stock, designated Tissue Repair Division Common Stock ("TR Stock"), to the former employees of BioSurface Technology, Inc. who were to become employees of the Tissue Repair Division as a result of the acquisition, the employees of the Company who were expected to devote 20% or more of their working time to the Tissue Repair Division, the Company's divisional officers with Company-wide responsibilities and all of the Company's executive officers. All of such options were contingent upon consummation of the BioSurface acquisition and were exercisable 20% on the first trading date of TR Stock and 20% on each of the next four anniversaries thereof. Because of the absence of a prior market for the TR Stock and the possibility of substantial turnover in such shares immediately after their initial issuance, the Committee sought to preserve the intended incentive effect of the initial TR Stock options by setting their exercise price at the lower of the closing price of TR Stock on the first trading date or the date six months later. The closing price on the first trading date, December 16, 1994, was $4.75. Mr. Termeer received options to purchase 66,000 shares of TR Stock. The number of TR Stock options granted to each other officer varied depending upon the amount of effort each officer was expected to devote to the Tissue Repair Division, with Mr. Phelps, the President of the Tissue Repair Division, and Dr. McPherson, the Vice President Research and Development of the Tissue Repair Division, each receiving 37,500 TR Stock options, and each of the other executive officers receiving either 15,000 or 7,500.

         The Committee has periodically awarded executive officers special stock options, the exercisability of which may be accelerated upon the Company's achievement of specified revenue and profitability targets or specified increases in the Company's stock price within a certain time period. In December 1994, the Committee granted such special stock options to purchase General Division Stock to each officer. These options were priced at fair market value on the date of grant and were exercisable as to one- third of such shares immediately and as to the remaining two-thirds in approximately nine years and six months after the date of grant. However, exercisability may be accelerated in the discretion of the Committee with respect to one-half of the unvested options if the Company achieves its operating income goals set forth in the 1995 budget and with respect to the other half of the unvested options if the Company achieves its operating income goals set forth in the 1996 budget. Mr. Termeer received options to purchase 30,000 shares of General Division Stock on these terms and each of the other executive officers received options to purchase 10,000 shares of General Division Stock.

                                                  By the Compensation Committee,

                                                  Charles L. Cooney, Chairman
                                                  Constantine E. Anagnostopoulos
                                                  Henry R. Lewis

        The following tables set forth certain compensation information for the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company.

                                                    SUMMARY COMPENSATION TABLE
                                                                                            LONG-TERM
                                                                                          COMPENSATION          ALL OTHER
                                               ANNUAL COMPENSATION                          AWARDS             COMPENSATION
                                               -------------------                          ------             ------------
                                                                                           Options(#)
                                                                                           ----------
                                                                                 General
                                                                                 -------
     Name and Principal Position        Year      Salary($)       Bonus($)    Division Stock    TR Stock   GTC     ($)(1)
     ---------------------------        ----      ---------       --------    --------------    --------   ---     ------

 Henri A. Termeer                       1994       499,231        387,500         60,000        66,000     ---    14,640
  Chief Executive Officer               1993       459,462        225,000        105,000          --       ---    14,388
                                        1992       424,541        235,000         30,000          --       ---     7,292

 Alan E. Smith                          1994       201,788         81,500         18,500        15,000     ---     1,875
  Senior Vice President,                1993       190,831         50,000         33,500          --     2,000     2,249
  Research                              1992       179,939         60,000          8,500          --       ---     2,182


 Elliott D. Hillback, Jr.(2)            1994       184,808         90,000         18,500         7,500     ---     1,875
  Senior Vice President                 1993       174,846         42,000         33,500          --       ---     2,186
                                        1992       164,924         75,000          8,500          --       ---     2,062

 Geoffrey F. Cox                        1994       179,808        100,000         18,500        15,000     ---     1,875
  Senior Vice President,                1993       167,846         40,000         33,500          --       ---     2,123
  Operations                            1992       159,923         60,000          8,500          --       ---     2,088

 Gregory D. Phelps                      1994       179,712        100,000         18,500        37,500     ---     1,875
  Senior Vice President                 1993       164,846         46,000         33,500          --     2,000    13,568
                                        1992       150,000         60,000          8,500          --       ---     2,010
- -----------------

(1) The reported amounts consist of employer contributions under the Genzyme Corporation Retirement Savings Plan.  For Mr.
    Termeer, the reported amounts also include insurance premiums of $12,765, $12,139, and $5,110 paid by the Company on his behalf in 1994, 1993 and 1992, respectively, for life and disability insurance benefits.  For Mr. Phelps, the reported amount for 1993 also includes $11,508 for reimbursement of relocation expenses.

(2) Since August 1991, Mr. Hillback has also served as President and Chief Executive Officer of IG Laboratories, Inc.  All of
    the cash compensation reported above for Mr. Hillback was paid by Genzyme and charged to IG Laboratories, Inc. pursuant to the
    Services Agreement between the two companies.  See "Certain Transactions" below.


                                                 OPTION GRANTS IN LAST FISCAL YEAR

                                           Individual Grants
                                           -----------------

                                                                                             Potential Realizable Value at
                                Number of        % of Total                                  Assumed Annual Rates of Stock
                                Securities         Options      Exercise or                  Price Appreciation for Option Term
                                Underlying       Granted to      Base Price                  ----------------------------------
                                 Options        Employees in     ($/Share)      Expiration
 Name                         Granted(#)(1)      Fiscal 1994        (1)            Date      0%$       5%($)(2)       10%($)(2)
- ------------------------------------------------------------------------------------------------------------------------------------
 Henri A. Termeer
       Genzyme (TR)              66,000            6.92           4.75       12/16/2004       0        197,158             499,638
       Genzyme (General)         30,000            1.78          27.75        12/8/2004       0        523,555           1,326,791
       Genzyme (General)         30,000            1.78          30.13        5/19/2004       0        568,364           1,440,345
 Alan E. Smith
       Genzyme (TR)              15,000            1.57           4.75       12/16/2004       0         44,809             113,554
       Genzyme (General)         10,000            0.59          27.75        12/8/2004       0        174,518             442,264
       Genzyme (General)          8,500            0.50          30.13        5/19/2004       0        161,036             408,098
 Elliott D. Hillback, Jr.
       Genzyme (TR)               7,500            0.79           4.75       12/16/2004       0         22,404              56,777
       Genzyme (General)         10,000            0.59          27.75        12/8/2004       0        174,518             442,264
       Genzyme (General)          8,500            0.50          30.13        5/19/2004       0        161,036             408,098
 Geoffrey F. Cox
       Genzyme (TR)              15,000            1.57           4.75       12/16/2004       0         44,809             113,554
       Genzyme (General)         10,000            0.59          27.75        12/8/2004       0        174,518             442,264
       Genzyme (General)          8,500            0.50          30.13        5/19/2004       0        161,036             408,098
 Gregory D. Phelps
       Genzyme (TR)              37,500            3.93           4.75       12/16/2004       0        112,022             112,022
       Genzyme (General)         10,000            0.59          27.75        12/8/2004       0        174,518             442,264
       Genzyme (General)          8,500            0.50          30.13        5/19/2004       0        161,036             408,098
 All Genzyme
 Stockholders
       Genzyme (TR)                 --           --               4.75             --         0     25,365,423          64,219,482
       Genzyme (General)            --           --              27.75             --         0    466,530,311       1,181,967,171
       Genzyme (General)            --           --              30.13             --         0    506,366,393       1,283,026,567
- -----------------

(1)  The TR Stock options shown on the first line for each officer were granted as of December 16, 1994 and became exercisable with respect to 20% of such shares on the date of grant, and with respect to an additional 20% of such shares on each of the next four anniversaries of the grant date.  These options have an exercise price equal to the lower of $4.75, which was the closing price of shares of the TR Stock on December 16, 1994, the first date such shares were traded on the Nasdaq National
     Market System, and the closing price of such shares on the six-month anniversary of such date.  The 66,000 TR Stock options shown for Mr. Termeer are subject to stockholder approval of proposed amendment number 3 to the Company's 1990 Equity Incentive
     Plan described below.  The General Division Stock options shown on the second line for each officer were granted on December 8,
     1994; one third of such options were exercisable immediately and the remaining options become exercisable on June 8, 2004.
     However, exercisability may be accelerated with respect to half of the unvested options in the discretion of the Compensation
     Committee if the Company achieves its operating income goals established in the 1995 budget and with regard to the other half of the unvested options if the Company achieves its operating income goals with respect to the 1996 budget.  The General
     Division Stock options shown on the third line for each officer were granted on May 19, 1994, were exercisable with respect to
     20% of such shares on the date of grant, and will become exercisable with respect to an additional 20% of such shares on each of the next four anniversaries of the grant date.  The options shown on the second and third lines were granted at fair market value on their date of grant.

                                                              - 14 -

    In connection with the distribution of TR Stock to holders of General Division Stock on December 23, 1994, all outstanding stock options issued by the Company were adjusted so that each option became an option to purchase the same number of shares of General Division Stock as the number of shares of common stock previously subject to the option and the number of shares of TR Stock that the holder of such option would have received if the holder had exercised the option immediately prior to the distribution (which amounted to .135 shares of TR Stock for each share of General Division Stock represented by such option). At the election of each option holder other than certain foreign holders, the General Division Stock and the TR Stock portions of each outstanding option became separately exercisable and the exercise price of each option was allocated between the General Division Stock option and the TR Stock option in proportion to the relative market values of the General Division Stock and the TR Stock on December 16, 1994.

(2) The potential realizable value for the TR Stock options shown on the first line were calculated assuming an exercise price of $4.75. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying TR Stock or General Division Stock. No gain to the optionees is possible without an increase in the price of the underlying stock, which will benefit all shareholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the trading price of the General Division Stock and TR Stock would have to be approximately 63% and 159% above their respective exercise prices for each option, or approximately $7.74 and $12.32 for the TR Stock options with a $4.75 exercise price, approximately $45.20 and $71.96 for the General Division options with a $27.75 exercise price, or approximately $49.07 and $78.12 for the General Division options with a $30.13 exercise price. The amounts shown for all Genzyme stockholders reflect the potential value to all stockholders if the TR Stock or General Division Stock appreciates at the rates shown over the term of the options, assuming a purchase in 1994 at the option exercise prices shown.


                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                   FISCAL YEAR-END OPTION VALUE

                                                                         Number of Securities           Value of Unexercised
                                                                        Underlying Unexercised              In-the-Money
                                                                               Options at                    Options at
                                        Shares                            December 31, 1994(#)          December 31, 1994($)
                                      Acquired on        Value               Exercisable/                   Exercisable/
               Name                   Exercise(#)     Realized($)            Unexercisable                Unexercisable(1)
- ------------------------------------------------------------------------------------------------------------------------------
Henri A. Termeer
     Genzyme (General)                      --              --                  347,250/205,000              $5,645,708/576,750
     Genzyme (TR)                           --              --                    13,200/52,800                             0/0
Alan E. Smith
     Genzyme (General)                      --              --                    55,683/52,800                $751,216/246,851
     Genzyme (TR)                           --              --                     3,000/12,000                             0/0
Elliott D. Hillback, Jr.
      Genzyme (General)                     --              --                    56,483/73,667                $547,037/246,851
      Genzyme (TR)                          --              --                      1,500/6,000                             0/0
Geoffrey F. Cox
      Genzyme (General)                     --              --                    72,883/73,667              $1,178,505/246,851
      Genzyme (TR)                          --              --                     3,000/12,000                             0/0
Gregory D. Phelps
      Genzyme (General)                     --              --                    33,533/76,967                  $14,836/76,101
      Genzyme (TR)                          --              --                     7,500/30,000                             0/0
- ---------------------

(1)  Based on the difference between the option exercise price and the closing price of the underlying common stock on  December 31,
     1994, which closing price was $31.50, in the case of Genzyme General Division Stock and $3.75 in the case of Genzyme TR Stock.


EXECUTIVE EMPLOYMENT AGREEMENTS

         Henri A. Termeer, President and Chief Executive Officer of the Company, has an employment agreement with the Company that renews automatically each January 1 for an additional one year period, unless prior written notice of nonrenewal is given. The agreement provided for an initial annual base salary in 1990 of $300,000, subject to increase in subsequent years as determined by the Board of Directors or Compensation Committee, as well as certain life and disability insurance benefits. The agreement entitles Mr. Termeer to participate in the Company's cash bonus plan and in any equity incentive plans established by the Company. In addition, the agreement provides for a lump sum payment of two times annual salary and bonus and full vesting of all rights and options (other than certain performance options) under stock or other equity incentive plans in the event that Mr. Termeer's employment is terminated by the Company without cause (as defined). If Mr. Termeer's employment is terminated by the Company without cause or by Mr. Termeer for good reason (as defined) following a change in control of the Company, the Company will make a lump sum severance payment to him of three times annual salary and bonus. Upon such termination, the agreement also provides for (i) a cash payment equal to the additional retirement benefit that would have been earned under any retirement plan of the Company if employment had continued for three years, (ii) continuation of his life, accident and health insurance coverage for three years, except to the extent comparable benefits are provided by a subsequent employer and (iii) in certain circumstances, legal costs and relocation expenses associated with such termination. The agreement contains customary confidentiality, non-competition and ownership of inventions provisions.

EXECUTIVE SEVERANCE AGREEMENTS

         The Company has Executive Severance Agreements with all of its executive officers other than Mr. Termeer, pursuant to which payments will be made under certain circumstances following a change in control of the Company. The Agreements are automatically renewed for successive one year terms each January 1 unless prior written notice of nonrenewal is given. These agreements provide that in the event the officer's employment is terminated by the Company without cause or by the officer for good reason following a change in control, the Company will make a lump sum severance payment to the officer of two times (in the case of David J. McLachlan, the Company's Chief Financial Officer, three times) annual salary and bonus. Upon such termination, the Agreements also provide for (i) a cash payment equal to the additional retirement benefit which would have been earned under the Company's retirement plans if employment had continued for two years (in the case of Mr. McLachlan, three years) following the date of termination, (ii) participation in the life, accident and health insurance plans of the Company for such period except to the extent such benefits are provided by a subsequent employer and (iii) in certain circumstances, legal costs and relocation expenses associated with such termination.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In April 1983, Genzyme entered into a 10 year product development agreement with BioInformation Associates, Inc. ("BIA"), a corporation owned by a group of eight scientists on the faculties of MIT, Harvard and Indiana University, including Dr. Cooney, a director of Genzyme. Each BIA member was obligated to devote a substantial portion of his or her non-academic professional time to providing consulting services to Genzyme aimed at identifying and developing products of commercial interest to Genzyme. The agreement, which has now expired, provided for ongoing annual retainers which in 1994 amounted to $75,000, of which Dr. Cooney received approximately $15,000. Effective July 1, 1994, Genzyme and Dr. Cooney entered into a consulting agreement under which he provides consulting services to Genzyme for a minimum of 20 days per year for an annual fee of $30,000. Dr. Cooney received $15,000 in 1994 and will be paid $30,000 in 1995 under the consulting agreement.

               PROPOSALS TO AMEND THE 1990 EQUITY INCENTIVE PLAN

GENERAL

          The purpose of the Genzyme Corporation 1990 Equity Incentive Plan (the "Equity Plan") is to attract and retain key employees and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock and stock units (the "Awards") to employees and consultants of the Company and its affiliates ("Eligible Persons").

         Currently, Awards may be made under the Equity Plan for up to 6,500,000 shares of General Division Stock and up to 2,000,000 shares of TR Stock, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. In addition, shares may be issued under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the number of shares available for award under the Equity Plan.

         As of March 31, 1995, approximately 1,874 employees were eligible to participate in the Equity Plan. The closing price of the Company's General Division Stock and TR Stock as reported by the Nasdaq National Market System on March 31, 1995 was $38.75 and $7.06, respectively.

ADMINISTRATION AND ELIGIBILITY

         Awards under the Equity Plan are granted at the discretion of the Compensation Committee which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. The exercise price of any incentive stock option granted under the Equity Plan may not be less than the fair market value of the General Division Stock or TR Stock, as the case may be, on the date of grant. The Equity Plan had previously allowed the exercise price of nonstatutory stock options granted under the Equity Plan to be set at not less than 50% of the fair market value of the General Division Stock or TR Stock, as the case may be, on the date of grant. However, on March 10, 1995 the Board of Directors voted to prohibit the grant of nonstatutory options at any price below the fair market value of the underlying stock on the date of grant and is submitting this proposed amendment to the stockholders for their approval as described below.

         The Compensation Committee has adopted guidelines for the number of options awarded to each new employee of the Company, other than executive officers. These guidelines are based on the salary grade of the employee. The Compensation Committee has delegated to the Senior Vice President, Human Resources the power to make awards under the Equity Plan to employees who are not executive officers in amounts consistent with the guidelines. The guidelines may be changed by the Compensation Committee at any time.

         As of March 31, 1995, options to purchase an aggregate of 10,106,593 shares of General Division Stock and 967,276 shares of TR Stock had been granted under the Equity Plan. Of the foregoing, options to purchase an aggregate of 2,135,175 shares of General Division Stock and 282,000 shares of TR Stock had been granted to current executive officers and options to purchase an aggregate of 7,971,418 shares of General Division Stock and 685,276 shares of TR Stock had been granted to all other employees. After taking into account shares available as a result of cancellation of options granted under the Equity Plan, 528,872 shares of General Division Stock and 1,067,375 shares of TR Stock remain available for Awards under the Equity Plan. No stock appreciation rights, performance shares, restricted stock, stock units or other stock-based awards have been granted under the Equity Plan.

PROPOSED AMENDMENTS TO THE EQUITY PLAN

         The Board of Directors has voted, subject in each case to the approval of the stockholders, to adopt the following three amendments to the Equity Plan.

Proposed Amendment 1.

         This amendment would increase the aggregate number of shares of General Division Stock that may be subject to grants under the Equity Plan from 6,500,000 to 7,600,000, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. The Company believes that this increase is necessary and appropriate for the following reasons:

. It remains the policy of the Company to grant stock options to all employees, not just executive officers, on their hire date and annually thereafter based on individual performance. The Company believes that this policy is a critical factor in its ability to attract and retain qualified employees since a majority of biotechnology companies have similar policies. Moreover, the Company believes that this policy has had a beneficial effect on maintaining its employee turnover rate of 8% over the past four years as compared to an industry average of 16%.

. Since May 1993, the last time the stockholders approved an increase in the number of shares of General Division Stock available under the Equity Plan, the number of people employed by the Company has grown by 25%. In recognition of this increase in the number of employees and the growing maturity of the Company, the Compensation Committee voted on March 10, 1995 to reduce the number of options to be granted to non-executive employees under the new hire and annual grant guidelines by approximately 30%.

. The Company's own analysis indicates that the value of the regular annual stock options granted to its five most highly compensated executives in 1994 were below average as compared to similar grants reported for 1993 by the 10 largest biotechnology companies. In addition, using the Black-Scholes valuation methodology, the value of the regular annual stock options granted to the Company's Senior Vice Presidents in 1994 ranked approximately in the 45th percentile of the 27 largest biotechnology companies. The Company has also granted special stock options to its executive officers that are tied specifically to the Company's performance. Historically, these performance objectives have been based on achieving specific revenue, profitability or stock price goals within relatively short periods of time, all of which are consistent with increasing shareholder value.

For these reasons, the Company believes that the amendment to increase the number of General Division Stock available under the Equity Plan by 1.1 million is necessary in order to ensure that a sufficient number of shares are available to be issued to Eligible Persons under the Company's compensation policies.

Proposed Amendment 2.

         This amendment would limit the number of shares subject to stock options or stock appreciation rights that may be granted under the Equity Plan to any one Eligible Person within any fiscal year to 200,000 shares of General Division Stock and 300,000 shares of TR Stock, subject in each case to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. This amendment is intended to ensure that the gain recognized on the exercise of certain stock options and stock appreciation rights granted to the Company's highest paid executive officers will not be subject to the $1,000,000 limitation on the deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code. Although the Company has not typically granted stock options or stock appreciation rights that approach these limits, such limits will give the Company the flexibility to grant such Awards should the Compensation Committee determine that it would be in the best interest of the Company to do so. In order to preserve the Company's tax deduction if and when Mr. Termeer exercises the 66,000 TR Stock options granted to him in December 1994, these options are contingent upon stockholder approval of this amendment.

Proposed Amendment 3.

         This amendment would prohibit the granting of nonstatutory options at any price below the fair market value of the General Division Stock or TR Stock, as the case may be, on the date of grant. Although the Company has rarely granted options at less than fair market value, this amendment is intended to alleviate concerns expressed by some stockholders that the granting of options at less than fair market value does not align the interests of the grantee and the stockholders as effectively as options granted at fair market value.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Equity Plan.

         If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

         If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount, subject to applicable withholding requirements. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

VOTES REQUIRED

         The affirmative vote by the holders of a majority in interest of the General Division Stock and TR Stock present, or represented, and entitled to vote at the meeting is required to approve the first two proposed amendments to the Equity Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.
The affirmative vote of a majority of the votes cast by the holders of General Division Stock and TR Stock is required to approve the third proposed amendment to the Equity Plan. Abstentions and broker non-votes will not be counted as votes cast.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE PROPOSALS


            PROPOSAL TO AMEND THE 1990 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         The purpose of the Genzyme Corporation 1990 Employee Stock Purchase Plan (the "Purchase Plan") is to provide full-time employees of the Company and its subsidiaries an opportunity to purchase the Company's common stock on favorable terms.

         Under the Purchase Plan, a total of 750,000 shares of General Division Stock and 200,000 shares of TR Stock are reserved for issuance, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. As of March 31, 1995, approximately 1,874 employees were eligible to participate in the Purchase Plan. The closing price of the Company's General Division Stock and TR Stock as reported by the Nasdaq National Market System on March 31, 1995 was $38.75 and $7.06, respectively.

ADMINISTRATION AND ELIGIBILITY

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code (the "Code"). Rights to purchase General Division Stock and TR Stock under the Purchase Plan are granted at the discretion of the Company's Board of Directors, which, through an administrator, determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share of General Division Stock and TR Stock is 85% of the lower of its fair market value on the first day of an offering period or the applicable purchase date and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Board of Directors. The Purchase Plan terminates on March 14, 2000.

         In accordance with Section 423 of the Code, no employee may subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or of the value of all classes of stock of the Company (including stock that may be purchased under the Purchase Plan or any other plans) nor may an employee buy more than $25,000 worth of stock (determined by the market value of the General Division Stock and TR Stock at the time an offering beginnings) through the Purchase Plan in any calendar year. The Purchase Plan provides that no employee may allocate more than 15%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Purchase Plan.

         As of March 31, 1995, 414,185 shares of General Division Stock and 59,101 shares of TR Stock had been purchased under the Purchase Plan leaving 335,815 shares of General Division Stock and 140,899 shares of TR Stock available for future purchases under the Purchase Plan. Of the shares purchased, the current executive officers as a group purchased an aggregate of 38,706 shares of General Division Stock and 3,450 shares of TR Stock and all other employees purchased an aggregate of 375,479 shares of General Division Stock and 55,651 shares of TR Stock.

PROPOSED AMENDMENT TO THE PURCHASE PLAN

         The Board of Directors has voted, subject to the approval of the stockholders, to increase the aggregate number of shares of TR Stock that may be purchased under the Purchase Plan from 200,000 to 600,000, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. In December 1994, shareholders approved an amendment to the Purchase Plan to authorize the purchase of up to 200,000 shares of TR Stock. However, subscriptions for the purchase of TR Stock under the Purchase Plan thus far have exceeded the Company's expectations, and therefore the Company believes that an increase in the number of shares of TR Stock available under the Purchase Plan by 400,000 is necessary.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO PURCHASE PLAN

         Participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan.

         If no disposition of shares purchased under the Purchase Plan is made by the participant within two years from the offering commencement date or within one year from the purchase date, then (a) upon sale of such shares, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income with any additional gain taxed as a long-term capital gain and any loss sustained is treated as a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes.

         If shares of Common Stock purchased under the Purchase Plan are disposed of prior to the expiration of the two-year and one-year holding periods described above, then (a) the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price thereof, and (b) the Company is entitled to deduct such amount. Any further gain or loss is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

VOTES REQUIRED

         The affirmative vote by the holders of a majority in interest of the General Division Stock and TR Stock present, or represented, and entitled to vote at the meeting is required to approve the proposed amendment to the Purchase Plan. Broker non- votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                              CERTAIN TRANSACTIONS

         IG Labs. Genzyme currently holds approximately 69% of the outstanding common stock of IG Laboratories, Inc. ("IG Labs"), a publicly traded genetic diagnostic services company. Genzyme and IG Labs are parties to a services agreement under which IG Labs pays Genzyme a monthly fee for certain basic services provided by Genzyme, such as treasury, data processing and laboratory support services, a sublease agreement pursuant to which Genzyme subleases a portion of one of its facilities in Framingham, Massachusetts to IG Labs, and a credit agreement pursuant to which Genzyme has extended to IG Labs an unsecured line of credit of up to $8 million at an annual interest rate of 6.5%.
Pursuant to the services, sublease and credit agreements, Genzyme received $2.6 million from IG Labs in 1994. In connection with Genzyme's acquisition in October 1992 of Vivigen, Inc., a genetic diagnostic services company, Genzyme entered into a management agreement with IG Labs under which IG Labs manages all aspects of the business of Vivigen in exchange for an annual fee in the amount of 3% of Vivigen's net service revenues and an annual incentive fee in the event that Vivigen's annual operating cash flow exceeds its operating cash flow for 1992. Genzyme paid an aggregate of $4.4 million in management fees to IG Labs in 1994. Mr. Termeer is Chairman of the Board of IG Labs.

         On February 15, 1995, Genzyme delivered to a committee of IG Labs directors consisting of the directors who are not affiliated with Genzyme a proposal to acquire all outstanding shares of IG Labs common stock not owned by Genzyme through a merger of IG Labs into Genzyme in which the stockholders of IG Labs other than Genzyme would receive .12368 shares of General Division Stock for each share of IG Labs common stock. The exchange ratio would be adjusted if the average closing price of General Division Stock during the 20 trading days ending two days before the closing date for the acquisition is more than $41.80 or less than $34.20, but will not be increased above .13914 or decreased below .11338. The proposal is subject, among other conditions, to approval by the committee and the affirmative vote in favor of the acquisition by a majority of the votes cast by the stockholders of IG Labs other than Genzyme at a meeting to consider such acquisition.

         Neozyme II. In May 1992, Genzyme and Neozyme II Corporation ("Neozyme II") completed a public offering of 2,415,000 units, each unit consisting of one share of Neozyme II callable common stock, one Series N warrant to purchase a share of Genzyme common stock and one callable warrant to purchase a share of Genzyme common stock, which resulted in gross proceeds to Neozyme II of approximately $85 million. Under the terms of the agreements between Genzyme and Neozyme II, Genzyme licensed to Neozyme II all technology owned or controlled and sublicensable by it that may be useful in developing products for the treatment of cystic fibrosis and Neozyme II agreed to utilize substantially all of the net proceeds of the offering to engage Genzyme to perform research, development and clinical testing of products for the treatment of cystic fibrosis. In 1994, Genzyme received an aggregate of $17.8 million from Neozyme II under the agreements between the companies. Mr. Termeer is Chairman of the Board of Neozyme II.

         GTC. Genzyme currently holds approximately 43% of the outstanding common stock of Genzyme Transgenics Corporation ("GTC"), a company engaged in the application of transgenic technology to the development and production of recombinant proteins for therapeutic and diagnostic uses. Genzyme and GTC are parties to a services agreement under which GTC pays Genzyme for certain basic services provided by Genzyme, such as treasury, data processing and laboratory support services, a sublease agreement pursuant to which Genzyme subleases a portion of one of its facilities in Framingham, Massachusetts to GTC, a research and development agreement pursuant to which Genzyme and GTC each perform certain research services for each other, and a credit agreement pursuant to which Genzyme has extended to GTC a secured line of credit of up to $6.3 million at an annual interest rate of 6%. The largest amount outstanding under the credit agreement during 1994 was $3.6 million and the amount outstanding as of March 31, 1995 was $5.2 million. During 1994, Genzyme received $2.1 million from GTC pursuant to the four agreements between the companies and GTC received $0.9 million from Genzyme pursuant to the research and development agreement. On February 10, 1995, GTC sold 500,000 shares of its common stock to Genzyme at a purchase price of $8.00 per share, or an aggregate purchase price of $4 million pursuant to a common stock put agreement between GTC and Genzyme entered into at the time of GTC's initial public offering. Mr. Termeer is Chairman of the Board of GTC.


                       SECURITIES EXCHANGE ACT REPORTING

         The Company's executive officers and directors are required under
Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

         Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1994 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements, except that Dr. Cooney, a director of the Company reported on February 14, 1995 the exercise of options, the report for which was due June 10, 1994 and Elliott D. Hillback, an executive officer of the Company, reported on February 14, 1995 sales activity, the report for which was due January 10, 1995.


                        INFORMATION CONCERNING AUDITORS

         The firm of Coopers & Lybrand L.L.P. independent accountants, examined the Company's financial statements for the years ending December 31, 1994, 1993 and 1992. The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as the Company's auditors for its fiscal year ending December 31, 1995. Representatives of Coopers & Lybrand L.L.P. are expected to attend the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.


                       DEADLINE FOR STOCKHOLDER PROPOSALS

         In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 1996 annual meeting, it must be received by the Company at One Kendall Square, Cambridge, Massachusetts 02139,
Attention: David J. McLachlan, no later than December 15, 1995.


                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

         The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Clerk of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date other than the third Thursday in May and notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.


                            EXPENSES OF SOLICITATION

         The Company will bear the cost of the solicitation of proxies on behalf of the Board of Directors, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock. In addition to use of the mails, proxies may be solicited by officers and employees of the Company in person or by telephone.


                                 OTHER MATTERS

         The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                                   APPENDIX I


                     Adopted by directors on March 15, 1990
                     Approved by shareholders on May 17, 1990
                     Amended by directors on March 14, 1991
                     Approved by shareholders on May 16, 1991
                     Amended by directors on March 17, 1993
                     Approved by shareholders on May 21, 1993
                     Amended and restated by directors on August 25, 1994 Approved by shareholders on December 12, 1994 Amended by directors on March 10, 1995


                              GENZYME CORPORATION


                           1990 EQUITY INCENTIVE PLAN
                           --------------------------

SECTION 1.  PURPOSE
            -------

         The purpose of the Genzyme Corporation 1990 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants to provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

         The Plan constitutes an amendment and restatement of the Company's 1983 Stock Option Plan, 1985 U.K. Stock Option Scheme, 1988 Officer Stock Option Plan and 1989 Stock Option Plan (collectively, the "Prior Plans"), which are hereby merged with and into the Plan, and the separate existence of the Prior Plans shall terminate on the effective date of the Plan. The rights and privileges of holders of outstanding options and rights under the Prior Plans shall not be adversely affected by the foregoing action.


SECTION 2.  DEFINITIONS
            -----------

         "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

         "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means a committee of not less than three members of the Board appointed by the Board to administer the Plan, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or any successor provision.

         "General Stock" means the General Division Common Stock, $0.01 par value, of the Company.

         "Company" means Genzyme Corporation.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, designated Beneficiary shall mean the Participant's estate.

         "Fair Market Value" means, with respect to General Stock, TR Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of General Stock or TR Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of General Stock or TR Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Participant" means a person selected by the Committee to receive an Award under the Plan.

         "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

         "Performance Shares" mean shares of General Stock or TR Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

         "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

         "Restricted Stock" means shares of General Stock or TR Stock subject to forfeiture awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of General Stock or TR Stock over the exercise price awarded to a Participant under Section 7.

         "Stock Unit" means an award of General Stock or TR Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of General Stock or TR Stock, respectively, awarded to a Participant under Section 10.

         "TR Stock" means the Tissue Repair Division Common Stock, $0.01 par value, of the Company.


SECTION 3.  ADMINISTRATION
            --------------

         The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.

SECTION 4.  ELIGIBILITY
            -----------

         All employees, and in the case of Awards other than Incentive Stock Options, consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.


SECTION 5.  STOCK AVAILABLE FOR AWARDS
            --------------------------

         (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 7,600,000 shares of General Stock (including outstanding Awards under the Prior Plans) and up to 2,000,000 shares of TR Stock. If any Award in respect of shares of General Stock or TR Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. General Stock or TR Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase General Stock or TR Stock at a price substantially below fair market value, or other similar transaction affects the General Stock or TR Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.


SECTION 6.  STOCK OPTIONS
            -------------

         (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options relating to either General Stock or TR Stock and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

         (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the General Stock or TR Stock, as the case may be, on the date of award.

         (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

         (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of

General Stock or TR Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

         (e) The Committee may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.


SECTION 7.  STOCK APPRECIATION RIGHTS
            -------------------------

         (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs shall have an exercise price of not less than the Fair Market Value of the General Stock or TR Stock, as the case may be, on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option.

         (b) An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for General Stock or TR Stock, as the case may be, in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the General Stock or TR Stock is normally traded.


SECTION 8.  PERFORMANCE SHARES
            ------------------

         (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the General Stock or TR Stock, as the case may be, on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

         (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

         (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including General Stock, TR Stock or Awards.


SECTION 9.  RESTRICTED STOCK
            ----------------

         (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.


SECTION 10.  STOCK UNITS
             -----------

         (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

         (b) Shares of General Stock or TR Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.


SECTION 11.  GENERAL PROVISIONS APPLICABLE TO AWARDS
             ---------------------------------------

         (a) LIMITATIONS ON GRANTS OF OPTIONS AND SARs. Subject to adjustment under Section 5(b), the number of shares subject to Options and SARs granted to any one individual during any fiscal year may not exceed 200,000 shares of General Stock and 300,000 shares of TR Stock.

         (b) REPORTING PERSON LIMITATIONS. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, and any successor provision, (i) any General Stock, TR Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six months after acquisition, except in case of death or disability and (ii) any Option, SAR or other similar right related to an equity security, issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution, shall not be exercisable for at least six months except in the case of death or disability, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

         (c) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

         (d) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (e) SETTLEMENT. The Committee shall determine whether Awards are settled in whole or in part in cash, General Stock, TR Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in General Stock or TR Stock.

         (f) DIVIDENDS AND CASH AWARDS In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

         (g) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

         (h) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or
(v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         (i) WITHHOLDING. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of General Stock or TR Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (j) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws. In this connection, the provisions of the 1985 U.K. Stock Option Scheme shall remain in effect to govern Awards to Participants in the United Kingdom until otherwise determined by the Committee.

         (k) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.


SECTION 12.  MISCELLANEOUS
             -------------

         (a)     NO RIGHT TO EMPLOYMENT.   No person shall have any claim or
right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of General Stock or TR Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom General Stock or TR Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

         (c) EFFECTIVE DATE. Subject to the approval of the shareholders of the Company, the Plan shall be effective on March 15, 1990. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

         (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision.

         (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Massachusetts.

                                  APPENDIX II
                                  -----------

                     Adopted by directors on March 15, 1990
                     Approved by shareholders on May 17, 1990
                     Amended by directors on August 9, 1990
                     Amended by directors on March 17, 1992
                     Approved by shareholders on May 21, 1992
                     Amended by directors on March 17, 1993
                     Approved by shareholders on May 21, 1993
                     Amended and restated by directors on August 25, 1994 Approved by shareholders on December 12, 1994 Amended by directors on April 12, 1995



                              GENZYME CORPORATION

                       1990 EMPLOYEE STOCK PURCHASE PLAN

1.       Purpose.

         The purpose of this 1990 Employee Stock Purchase Plan (the "Plan") is to provide employees of Genzyme Corporation (the "Company") and its subsidiaries who wish to become shareholders of the Company an opportunity to purchase General Division Common Stock ("General Stock") and Tissue Repair Division Common Stock ("TR Stock") of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan constitutes an amendment and restatement of the Company's 1988 Employee Stock Purchase Plan (the "1988 Plan"), which is hereby merged with and into the Plan, and the separate existence of the 1988 Plan shall terminate on the effective date of the Plan. The rights and privileges of the holders of outstanding options or rights under the 1988 Plan shall not be adversely affected by the foregoing action.

2.       Eligible Employees.

         Subject to the provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 425(f) of the Code), the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

         (a)     20 hours or more per week and

         (b)     more than five months

in the calendar year during which said Offering Date (as defined in Section 3 below) occurs or in the calendar year immediately preceding such year.

3.       Offering Dates.

         From time to time, the Company, by action of the Board of Directors, will grant rights to purchase shares of General Stock and/or TR Stock to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors. The Board or any Administrator designated pursuant to Section 17 shall determine the proportion of General Stock and TR Stock that may be purchased in any Offering by participating employees.

4.       Prices.

         The price per share for each grant of rights hereunder shall be the lesser of:

         (a) eighty-five percent (85%) of the fair market value of a share of General Stock or TR Stock, as the case may be, on the Offering Date on which such right was granted; or

         (b) eighty-five percent (85%) of the fair market value of a share of General Stock or TR Stock, as the case may be, on the date such right is exercised. At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5.       Exercise of Rights and Method of Payment.

         (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

         (b) The method of payment for Shares purchased upon exercise of rights granted shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

         (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6.       Term of Rights.

         The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

7.       Shares Subject to the Plan.

         No more than Seven Hundred Fifty Thousand (750,000) shares of General Stock and Six Hundred Thousand (600,000) shares of TR Stock may be sold pursuant to rights granted under the Plan (including shares heretofore issued pursuant to or subject to outstanding options or rights granted under the 1988
Plan). Appropriate adjustments in the above amounts, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation shall include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may be subject to a right under the Plan.

8.       Limitations on Grants.

         (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

         (b) No employee shall be granted a right which permits his rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

         (c) No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price not to exceed fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

9.       Limit on Participation.

         Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

10.      Cancellation of Election to Participate.

         An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest unless otherwise determined by the Board of Directors, upon such cancellation.

11.      Termination of Employment.

         Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest unless otherwise determined by the Board of Directors.

12.      Employee's Rights as Shareholder.

         No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Share and the Share certificate is actually issued.

13.      Rights Not Transferable.

         Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14.      Amendments to or Discontinuation of the Plan.

         The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of shares of General Stock or TR Stock which may be offered under the Plan.

15.      Effective Date and Approvals.

         Subject to the approval of the shareholders of the Company, this Plan shall be effective on March 15, 1990, the date it was adopted by the Board of Directors.

         The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

16.      Term of Plan.

         No rights shall be granted under the Plan after March 14, 2000.

17.      Administration of the Plan.

         The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 18, 1995

                              GENZYME CORPORATION
                      TISSUE REPAIR DIVISION COMMON STOCK

        The undersigned stockholder of Genzyme Corporation (the "Company") hereby appoints Henri A. Termeer, David J. McLachlan and Mark A. Hofer, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Tissue Repair Division Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 18, 1995, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                         Mark Here For
                      PLEASE SIGN AND MAIL PROXY TODAY   Address Change
                                                         and Note on Reverse / /

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                    -----------

/x/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.


1. Proposal to elect directors.

                     FOR             WITHHELD
                 both nominees    both nominees
                     / /              / /


NOMINEES:   Douglas A. Berthiaume
            Henry E. Blair

For, except vote withheld from the following nominee(s):

________________________________________________________

2. Proposal to amend the Company's 1990 Equity Incentive Plan to increase the number of shares of General Division Common Stock covered by the Plan to 7,600,000.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

3. Proposal to amend the Company's 1990 Equity Incentive Plan to limit the number of shares subject to options or stock appreciation rights that may be granted under the Plan to any individual within any fiscal year to 200,000 shares of General Division Common Stock and 300,000 shares of Tissue Repair Division Common Stock.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

4. Proposal to amend the Company's 1990 Equity Incentive Plan to prohibit the granting of nonstatutory options at any price below the fair market value of the underlying stock on the date of grant.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

5. Proposal to amend the Company's 1990 Employee Stock Purchase Plan to increase the number of shares of TR Stock covered by the Plan to 600,000.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

Signature:________________________        Date:_____________________________

Signature:________________________        Date:_____________________________
              (if held jointly)

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 18, 1995

                              GENZYME CORPORATION
                         GENERAL DIVISION COMMON STOCK

        The undersigned stockholder of Genzyme Corporation (the "Company") hereby appoints Henri A. Termeer, David J. McLachlan and Mark A. Hofer, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of General Division Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 18, 1995, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                         Mark Here For
                      PLEASE SIGN AND MAIL PROXY TODAY   Address Change
                                                         and Note on Reverse / /

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                    -----------

/x/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


1. Proposal to elect directors.

                       FOR           WITHHELD
                  both nominees   both nominees
                       / /             / /


NOMINEES:   Douglas A. Berthiaume
            Henry E. Blair

For, except vote withheld from the following nominee(s):

________________________________________________________


2. Proposal to amend the Company's 1990 Equity Incentive Plan to increase the number of shares of General Division Common Stock covered by the Plan to 7,600,000.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

3. Proposal to amend the Company's 1990 Equity Incentive Plan to limit the number of shares subject to options or stock appreciation rights that may be granted under the Plan to any individual within any fiscal year to 200,000 shares of General Division Common Stock and 300,000 shares of Tissue Repair Division Common Stock.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

4. Proposal to amend the Company's 1990 Equity Incentive Plan to prohibit the granting of nonstatutory options at any price below the fair market value of the underlying stock on the date of grant.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

5. Proposal to amend the Company's 1990 Employee Stock Purchase Plan to increase the number of shares of TR Stock covered by the Plan to 600,000.

                            FOR   AGAINST   ABSTAIN
                            / /     / /       / /

Signature:________________________ Date:__________________________________

Signature:________________________ Date:__________________________________
              (if held jointly)

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.